3/18/2026
EquipmentShare Reports Fourth Quarter and
Full-Year 2025 Financial Results
•Total revenue of $1,572 million for the fourth quarter and $4,379 million for the full-year.
•Rental Segment(1) revenue of $772 million for the fourth quarter, an increase of 35% year over year, and full-year revenue of $2,724 million, an increase of 34% year over year.
•Net income of $65 million for the fourth quarter and $40 million for the full-year.
•Adjusted Core EBITDA(2) of $559 million for the fourth quarter and $1,667 million for the full-year.
•Mature rental location(1) adjusted EBITDA margins were 54% for the full-year.
•Mature rental location(1) return on invested capital was 16.5% for the full year.
•385 locations(4) with 95 new locations opened during the full-year.

Columbia, MO. - - (Business Wire) - - EquipmentShare.com Inc (Nasdaq: EQPT) (“EquipmentShare” or the “Company”) today reported financial results for the fourth quarter and year ended December 31, 2025 which can be found on EquipmentShare’s website at https://ir.equipmentshare.com/.
“We delivered strong results in 2025, with Rental Segment revenue growing 34% to $2.7 billion,” said Jabbok Schlacks, Co-Founder and Chief Executive Officer of EquipmentShare. “I am proud of how our team executed through the IPO process while continuing to scale the business, opening 95 new sites and ending the year with 385 operational locations. Looking to 2026, we see a supportive industry backdrop as infrastructure, data center, manufacturing, and energy projects continue to drive larger and more complex jobsites. We believe our position as a fully integrated jobsite solutions provider, enabled by T3 and supported by the capital-efficient scaling of the OWN Program, positions us to continue gaining share through disciplined growth.”
“2025 was a milestone year for EquipmentShare, as we continued to deliver strong growth and scale T3,” said Willy Schlacks, Co-Founder and President of EquipmentShare. “For more than a decade, we have been building T3 to connect the jobsite from sensor to server and create a more unified operating environment for construction. That connected platform, combined with the physical distribution business we have built, has given us a differentiated dataset across equipment, utilization, diagnostics, and service workflows. Capabilities enabled by AI are now accelerating that advantage across product development, how we run the business, and the tools we provide customers to improve uptime, visibility, and efficiency.”
Financial Summary

	Three Months Ended			Year Ended
($ in millions, except for operational locations)	December 31,			December 31,
	2025	2024	% change	2025	2024	% change
Total revenue	$1,572	$1,553	1%	$4,379	$3,764	16%
Equipment Rental and Services Operations	$772	$570	35%	$2,724	$2,035	34%
Equipment Sales	$751	$968	(22)%	$1,541	$1,676	(8)%
All Other	$49	$15	227%	$114	$53	115%
OWN Program payouts	$202	$132	53%	$714	$420	70%
Net income	$65	$50	30%	$40	$3	1,233%
Adjusted Core EBITDA(2)	$559	$418	34%	$1,667	$1,260	32%
New market startup costs(3)	$66	$67	(1)%	$252	$197	28%
Operational locations(4)	385	290	33%	385	290	33%
Original Equipment Cost	$8,780	$6,601	33%	$8,780	$6,601	33%
________________
(1)Refers to the Equipment Rental and Services Operations segment.

(2)Adjusted Core EBITDA is a non-GAAP measure. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.
(3)New market start up costs attributable to new locations open less than twelve months.
(4)Includes 352 full-service rental locations (166 growth and 186 mature), 24 building materials locations, and 9 dealerships as of December 31, 2025, and 267 full-service rental locations (144 growth and 123 mature), 15 building materials locations, and 8 dealerships as of December 31, 2024. Growth sites refers to full-service rental locations opened 24 months or less. Mature sites refers to full-service rental locations opened greater than 24 months.

Fourth Quarter 2025 Results
•Rental Segment(1) revenue increased 35% to $772 million due to significant customer demand which drove continued expansion of the Company’s operational location footprint and an increase in the size of the Company’s managed fleet.
•Equipment sales (“Sales Segment”) revenue decreased 22% to $751 million primarily due to our disciplined and selective equipment sales into the OWN Program. The Company continues to experience high market demand and remained oversubscribed for the OWN Program.
•The Company opened 14 operational locations during the fourth quarter, including 12 full-service rental locations and 2 building material locations.
•The Company’s original equipment cost (“OEC”) under management increased $727 million in the fourth quarter to $8,780 million.
Full-Year 2025 Results
•Rental Segment(1) revenue increased 34% to $2,724 million due to significant customer demand which drove continued expansion of the Company’s operational location footprint and increase in the size of the Company’s managed fleet.
•Equipment Sales Segment revenue decreased 8% to $1,541 million primarily due to disciplined and selective equipment sales into the OWN Program compared to the prior year. The Company continues to experience high market demand for the OWN Program and remained oversubscribed across investor channels.
•Net income increased $37 million to $40 million primarily due to improved business performance, partially offset by $31 million of higher total other expense, net.
•Adjusted Core EBITDA increased $407 million to $1,667 million due to the continued expansion of our full-service rental location footprint and maturation of existing rental sites within the Rental Segment(1). The Company believes the earnings power embedded in our branch network continues to increase as recently opened locations mature, which should support earnings growth and margin expansion over time.
•The Company opened a total of 95 operational locations for the year, including 85 full-service rental locations, 9 building material locations, and 1 dealership location. In conjunction with the opening of these new sites, the Company incurred $252 million of new market startup costs for the year. The Company estimates more than 75% of first-year revenue in newly opened rental locations came from existing customers already renting from EquipmentShare in other markets, reflecting the durability of customer relationships and the repeatability of the Company’s expansion model.
•The Company’s OEC under management grew to $8,780 million throughout the year comprising of $3,740 million of EquipmentShare owned fleet, $4,942 million of OWN Program fleet, and $98 million of equipment on operating leases. In addition, the appraised value of the OWN Program fleet was $4,069 million as of December 31, 2025.
•Net rental equipment CAPEX(5) for the year was $620 million after gross purchases of rental equipment of $1,780 million, up from $263 million after gross purchases of rental equipment of $1,586 million in 2024.

•As of December 31, 2025, total available liquidity was $1,345 million, which included availability on the asset-based revolving credit facility of $1,039 million and cash and cash equivalents of $306 million.
•Net leverage increased to 3.2x as of December 31, 2025, from 2.8x as of December 31, 2024. The leverage ratio(6) as of December 31, 2025 on a pro forma basis reflecting the impact of proceeds from the Company’s initial public offering was 2.4x.
________________
(5)Reflects capital expenditures related to our rental equipment fleet, net of proceeds from the sale of rental equipment.
(6)See “Net Debt and Leverage Calculation” for additional information on our calculation of the net leverage ratio.
2026 Outlook

	Year Ending
	December 31, 2026
($ in millions, except for full-service rental locations)	(Guidance)
	Low	High
OEC	$9,975	$11,025
Full-Service Rental Locations(7)	421	429
Total Revenue	$5,051	$5,471
Rental Segment(1) Revenue	$3,311	$3,587
OWN Program Payouts	$891	$947
Adjusted Core EBITDA	$1,813	$1,925
Gross Rental Capex	$2,106	$2,328
Net Rental CapEx	$759	$839
OWN Program % of OEC	55%	60%
________________
(7)The Company anticipates the total number of mature rental site locations within our Rental Segment to be 264 sites by the end of 2026, up from 186 for the year ended December 31, 2025.
We cannot provide a reconciliation between the expected non-GAAP measures and the most directly comparable GAAP measures for the period reflected above because certain significant information required for such reconciliation is not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amounts of these items that have not yet occurred and are out of the Company’s control or cannot be reasonably predicted. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results.
Conference Call
EquipmentShare will hold a conference call discussing fourth quarter and full year 2025 financial results tomorrow, Thursday, March 19, 2026 at 7:30 a.m. Central Time. The conference call will be available live via a webcast at ir.equipmentshare.com. Alternatively, the call will be accessible by dialing 404-975-4839 (local) or 833-470-1428 (toll-free). The passcode for both numbers is 814997. A replay of the webcast will also be hosted on the EquipmentShare investor relations website.
About EquipmentShare
Founded in 2015 and headquartered in Columbia, Missouri, EquipmentShare is a nationwide construction technology and equipment solutions provider dedicated to transforming the construction industry through innovative tools, platforms and data-driven insights. By empowering contractors, builders and equipment owners with its proprietary technology, T3Ⓡ, EquipmentShare aims to drive productivity, efficiency and collaboration across the construction sector. With a comprehensive suite of solutions that includes a fleet management platform, telematics devices and a best-in-class equipment rental marketplace, EquipmentShare continues to lead the industry in building the future of construction. EquipmentShare is listed on the Nasdaq stock exchange under the stock symbol EQPT. For more information, visit https://www.equipmentshare.com.

Forward-Looking Statements
This press release includes certain “forward-looking statements” for purposes of United States federal and state securities laws. Forward-looking statements are statements other than statements of historical fact and can be identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “our vision,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative thereof or other variations thereof or comparable terminology. These forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond EquipmentShare’s control, including but not limited to, risks and uncertainties related to economic, market or business conditions, the construction equipment rental industry, our operational locations and the size of our managed fleet, the ability to execute on our expansion strategy, and other risks and uncertainties. For a further list and description of such risks and uncertainties, please refer to EquipmentShare’s filings with the Securities and Exchange Commission available at www.sec.gov. All forward-looking statements, expressed or implied, included in this press release are made as of the date of this press release and are expressly qualified in their entirety by this cautionary statement. Except as otherwise required by applicable law, EquipmentShare disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

EQUIPMENTSHARE.COM INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF NET INCOME (Unaudited)
(In millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
REVENUES
Equipment rental and related services	$694	$523	$2,437	$1,867
Equipment sales	751	968	1,541	1,676
Equipment parts and supplies and services	74	44	272	157
Platform:
Telematics	31	9	66	32
Other	22	9	63	32
Total revenues	1,572	1,553	4,379	3,764
COST OF GOODS SOLD
Direct operating costs	227	164	799	663
OWN Program payouts	202	132	714	420
Equipment sales	583	837	1,237	1,400
Platform expense	30	7	68	30
Depreciation and amortization	89	72	322	305
Total cost of revenues	1,131	1,212	3,140	2,818
Gross profit	441	341	1,239	946
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	262	220	942	728
Operating income	179	121	297	218
OTHER INCOME (EXPENSE)
Gain on sale of properties and other assets	–	–	1	20
Loss on debt extinguishment	(8)	–	(8)	–
Interest expense	(78)	(69)	(285)	(261)
Other income, net	9	11	49	29
Total other expense, net	(77)	(58)	(243)	(212)
INCOME BEFORE INCOME TAXES	102	63	54	6
Provision for income taxes	37	13	14	3
NET INCOME	$65	$50	$40	$3
Deemed dividends on perpetual preferred stock	(11)	(11)	(37)	(40)
Net income (loss) attributable to stockholders	$54	$39	$3	$(37)
Weighted average common shares outstanding:
Basic	79	78	78	77
Diluted	227	229	226	77
Earnings (loss) earnings per common share:
Basic	$0.24	$0.18	$0.01	$(0.48)
Diluted	$0.24	$0.17	$0.01	$(0.48)

EQUIPMENTSHARE.COM INC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions, except par value)

	December 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$306	$407
Accounts receivable, net ($20 and $36, respectively, due from related parties)	748	563
Inventories	401	331
Prepaid costs	169	42
Other current assets	106	64
Total current assets	1,730	1,407
Rental equipment, net	2,834	2,335
Property and equipment, net	504	339
Capitalized software, net	110	92
Right of use assets, operating	676	569
Investments in non-consolidated affiliates	59	54
Intangible assets, net	31	3
Other assets	43	17
Total assets	$5,987	$4,816

LIABILITIES, PERPETUAL PREFERRED STOCK, AND EQUITY
Accounts payable ($1 due to related parties in 2024)	$95	$91
Accrued liabilities ($4 due to related parties in 2024)	609	344
Manufacturer flooring plans payable	74	108
Current portion of long-term debt	4	19
Current portion of operating lease liabilities	69	59
Current portion of finance lease liabilities	19	17
Current portion of financing obligations	10	20
Total current liabilities	880	658
Long-term debt, net of current portion, original issue discounts, and debt issuance costs	3,268	2,528
Operating lease liabilities, net of current portion ($5 and $25, respectively, due to related parties)	655	555
Finance lease liabilities, net of current portion ($28 and $29, respectively, due to related parties)	169	71
Financing obligations, net of current portion	83	99
Deferred tax liabilities, net	43	31
Other liabilities	1	1
Total liabilities	5,099	3,943

Perpetual preferred stock, net - $0.00000125 par value, 15 shares authorized, 14 and 14 shares issued and outstanding at December 31, 2025 and 2024, respectively	360	324

Common stock - $0.00000125 par value, 273 shares authorized, 79 and 78 shares issued and outstanding at December 31, 2025 and 2024, respectively	–	–
Convertible preferred stock, net - $0.00000125 par value, 149 shares authorized, 142 and 142 shares issued and outstanding at December 31, 2025 and 2024, respectively	430	430
Treasury stock, at cost, 5 and 5 shares at December 31, 2025 and 2024, respectively	(7)	(7)
Additional paid-in-capital	105	114
Retained earnings	—	8
Accumulated other comprehensive income	—	4
Total equity	528	549
Total liabilities, perpetual preferred stock, and equity	$5,987	$4,816

EQUIPMENTSHARE.COM INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Years Ended December 31,
	2025	2024
OPERATING ACTIVITIES
Net income	$40	$3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	365	332
Gain on sale of properties and other assets	(1)	(20)
Loss on debt extinguishment	8	—
Amortization of debt issuance costs and original issue discounts	21	20
Allowance for doubtful accounts provision	28	24
Change in operating lease cost	115	153
Stock-based compensation expense	4	4
Deferred taxes	12	—
Other	(18)	(1)
Change in operating assets and liabilities:
Accounts receivable	(206)	(135)
Inventories	(50)	(92)
Prepaid costs and other assets	(146)	(37)
Accounts payable and manufacturer flooring plans payable	(58)	37
Accrued liabilities	266	125
Operating lease liabilities	(116)	(131)
Net cash provided by operating activities	264	282
INVESTING ACTIVITIES
Purchases of rental equipment ($27 and $133 from related parties in 2025 and 2024, respectively)	(1,780)	(1,586)
Proceeds from sale of rental equipment ($55, $202, and $62, respectively, from related parties)	1,160	1,323
Purchases of and deposits on property and other fixed assets	(248)	(195)
Proceeds from sale of property and other fixed assets	2	102
Investments in internally developed software	(39)	(38)
Purchases of investments in equity and debt securities	(46)	(26)
Proceeds from sale of investments in equity and debt securities	19	10
Acquisition of businesses, net of cash acquired	(48)	(6)
Net cash outflow from deconsolidation of subsidiary	–	(3)
Net cash used in investing activities	(980)	(419)
FINANCING ACTIVITIES
Payments on long-term debt and finance leases	(1,679)	(2,195)
Proceeds from long-term debt, net	2,357	2,436
Payments on deferred financing costs	(3)	(6)
Payments on financing obligations	(19)	(67)
Proceeds on financing obligations	1	68
Dividends paid on perpetual preferred stock	(37)	(9)
Exercise of stock options	2	3
Lease termination and debt redemption prepayment fees	—	(2)
Other	(7)	—
Net cash provided by financing activities	615	228
Net increase in cash and cash equivalents	(101)	91
Cash and cash equivalents, beginning of period	407	316
Cash and cash equivalents, end of period	$306	$407
SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for interest	$272	$230
Cash paid for taxes	6	2
NON-CASH ACTIVITIES:
Purchase of rental equipment with long-term debt	$–	$6
Purchase of rental equipment remaining in accounts payable	14	4
Purchase of property and other fixed assets remaining in accounts payable	5	9
Accretion of perpetual preferred stock to redemption value	36	40
Equity issued in exchange for acquisition of business and other assets	10	–

Non-GAAP Financial Measures
This press release contains certain financial information that is not presented in accordance with generally accepted accounting principles (“GAAP”). Non-GAAP financial measures should not be used as a substitute for the corresponding GAAP measures. Non-GAAP measures in this presentation may be calculated in a way that is not comparable to similarly-titled measures reported by other companies. Non-GAAP measures in this presentation include, but are not limited to, “EBITDA” and “Adjusted Core EBITDA”, and certain ratios and other metrics derived therefrom. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of the Company’s profitability, liquidity or performance under GAAP. Schedules that reconcile certain non-GAAP financial measures to a financial measure included in financial statements calculated and presented in accordance with GAAP are included in the below tables.
EBITDA, Core EBITDA, and Adjusted Core EBITDA
EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization and non-cash stock compensation expense. The exclusion of these items and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. The Company believes EBITDA is meaningful to investors because it provides investors with a useful representation of our ongoing operations and performance.
Core EBITDA is defined as the sum of Equipment Rental and Services Operations Segment EBITDA and Equipment Sales Segment EBITDA. The Company believes Core EBITDA is meaningful to investors because it reflects the profitability of our two core segments.
Adjusted Core EBITDA is defined as Core EBITDA adjusted for new market start-up costs attributable to new locations less than twelve months old. The Company believes Adjusted Core EBITDA is meaningful to investors as it is the primary operating performance measure used by the Company to assess its core operating performance.
Adjusted Core EBITDA can also be calculated as EBITDA less amortization and non-cash stock compensation expense, other (income) expense, (gain) loss on sale of properties and other assets, and All Other Segment Adjusted EBITDA, plus the sum of OWN Program payouts, equipment and vehicle operating lease expense, loss (gain) on debt extinguishment, and new market startup costs. Adjusted Core EBITDA reflects the Company’s underlying operating performance by excluding items unique to the Company’s organic growth and financing strategy such as (i) OWN program payouts and (ii) new market startup costs. As a capital-light fleet growth model, the OWN Program enables third-party participants to own rental equipment deployed and managed by EquipmentShare. When the equipment rents, OWN Program participants receive a portion of the rental revenue generated by the equipment. When equipment is included in the OWN Program rather than purchased and owned or leased directly by the Company, depreciation and interest expense associated with that equipment are reduced, while OWN Program payouts are recorded as cost of revenues. This shift increases cost of revenues and decreases depreciation and interest expense. Excluding OWN Program payouts assists investors in evaluating the Company’s business and performance relative to industry peers as no other company uses a similar model.
New market startup costs reflect the upfront investments required to support our continued geographic expansion. As the only large-scale equipment rental provider that is fully focused on organic growth, excluding new market startup costs provides greater transparency with respect to the Company's financial condition and results of operation as it enhances comparability with industry peers.
These non-GAAP financial measures should be considered supplemental to and are not a substitute for financial information prepared in accordance with GAAP. Our use of the terms EBITDA and Adjusted Core EBITDA may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies.

(See Accompanying Tables)

EQUIPMENTSHARE.COM INC AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
Segment Information
($ in millions)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2025	2024	% change	2025	2024	% change
Equipment Rental and Services Operations
Reportable segment revenue	$772	$570	35.4%	$2,724	$2,035	33.9%
Reportable segment Adjusted EBITDA	$332	$226	46.9%	$1,139	$816	39.6%
Reportable segment Adjusted EBITDA margin	43.0%	39.6%	8.6%	41.8%	40.1%	4.2%
Equipment Sales
Reportable segment revenue	$751	$968	(22.4)%	$1,541	$1,676	(8.1)%
Reportable segment Adjusted EBITDA	$161	$125	28.8%	$276	$247	11.7%
Reportable segment Adjusted EBITDA margin	21.4%	12.9%	65.9%	17.9%	14.7%	21.8%

EQUIPMENTSHARE.COM INC AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
Adjusted Core EBITDA GAAP Reconciliation
($ in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Equipment Rental and Services Operations Segment Adjusted EBITDA	$332	$226	$1,139	$816
Equipment Sales Segment Adjusted EBITDA	161	125	276	247
Core EBITDA	493	351	1,415	1,063
Plus: New market startup costs	66	67	252	197
Adjusted Core EBITDA	$559	$418	$1,667	$1,260

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net income	$65	$50	$40	$3
Plus: Provision for income taxes	37	13	14	3
Plus: Depreciation and amortization expense	103	88	365	332
Plus: Interest Expense	78	69	285	261
Plus: Non-cash stock compensation	1	1	4	4
EBITDA	284	221	708	603
Less: Non-cash stock compensation	(1)	(1)	(4)	(4)
Less: (Gain) loss on sale of properties and other assets	—	—	(1)	(20)
Less: Other (income) expense, net	(9)	(11)	(49)	(29)
Plus: OWN Program payouts	202	132	714	420
Plus: Equipment operating lease expense	7	12	26	85
Plus: Loss on debt extinguishment	8	—	8	—
Less: Non-Core EBITDA	2	(2)	13	8
Core EBITDA	493	351	1,415	1,063
Plus: New market startup costs	66	67	252	197
Adjusted Core EBITDA	$559	$418	$1,667	$1,260

EQUIPMENTSHARE.COM INC AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
Net Debt and Leverage Calculation
($ in millions)

	Year Ended
	December 31,
	2025	2024
Long-term debt, net of current portion, original issue discounts, and debt issuance costs	$3,268	$2,528
Current portion of long-term debt	4	19
Finance lease liabilities, net of current portion (Equipment)	40	39
Current portion of finance lease liabilities (Equipment)	14	11
Financing obligations, net of current portion (Equipment)	19	27
Current portion of financing obligations (Equipment)	7	18
Cash and cash equivalents	(306)	(407)
Net debt	$3,046	$2,235
EBITDA	708	603
New market startup costs	252	197
Net leverage ratio	3.2x	2.8x
IPO proceeds, net	(706)	–
Pro forma net debt	2,340	2,235
Pro forma net leverage ratio	2.4x	2.8x
Contact:
Rhett Butler
VP, Investor Relations
ir@equipmentshare.com
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